AMENDMENT NO. 4
TO
OMNIBUS AGREEMENT
    THIS AMENDMENT NO. 4 TO THE OMNIBUS AGREEMENT (this “Amendment”) is hereby entered into on October 17, 2023, to be effective as of 12:01 AM on October 17, 2023 (the “Effective Time”) by Martin Resource Management Corporation, a Texas corporation (“MRMC”), Martin Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”) and Martin Operating Partnership L.P. (the “Operating Partnership”). Capitalized terms used but not defined herein are used as defined in the Omnibus Agreement, dated as of November 1, 2002, by and among MRMC, the General Partner, the Partnership, and the Operating Partnership, as amended (the “Omnibus Agreement”).
    WHEREAS, MRMC, the General Partner, the Partnership and the Operating Partnership entered into the Omnibus Agreement; and
    WHEREAS, MRMC, the General Partner, the Partnership and the Operating Partnership wish to amend the Omnibus Agreement pursuant to Section 6.8 of the Omnibus Agreement to revise the definition of “Business” thereunder;
    WHEREAS, the Partnership, in accordance with Section 6.8 of the Omnibus Agreement has received the prior approval of the Conflicts Committee to agree to amend the Omnibus Agreement, as reflected in the resolutions of the Conflicts Committee dated October 17, 2023.
    NOW, THEREFORE, in consideration of the premises and covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MRMC, the General Partner, the Partnership and the Operating Partnership hereby agree as follows:
Section 1.    Amendments to the Omnibus Agreement.
(a)    The definition of “Business” as defined in Article 1 is hereby deleted in its entirety and replaced as follows:
“Business” means (i) providing marine and other transportation (including the provision of tank trucking services to third parties), terminalling, refining, processing, and midstream logistical services for hydrocarbon products and by-products, including, without limitation, the refining of crude oil into various grades and quantities of naphthenic lubricants, distillates, asphalt flux and other intermediate cuts, (ii) manufacturing and marketing fertilizers and related sulfur-based products and (iii) lubricants blending and packaging business.
Section 2.     Ratification of the Omnibus Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Omnibus Agreement shall remain in full force and effect.

Section 3.    Governing Law. This Amendment shall be subject to and governed by the laws of the State of Texas, without regard to conflicts of laws principles.
Section 4.    Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by PDF or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first written above to be effective as of the Effective Time.

                     MARTIN MIDSTREAM PARTNERS, L.P.

                     By: MARTIN MIDSTREAM GP LLC
                     on behalf of itself and on behalf of Partnership
                     and its General Partner

                        By: /s/ Robert D. Bondurant
                         Robert D. Bondurant
                         President and Chief Executive Officer

                     MARTIN OPERATING PARTNERSHIP L.P.

                     By: Martin Operating GP LLC, its general partner
                     By: Martin Midstream Partners L.P., its sole member
                     By: Martin Midstream GP LLC, its general partner

                     By: /s/ Robert D. Bondurant
                     Robert D. Bondurant
                     President and Chief Executive Officer

                     MARTIN RESOURCE MANAGEMENT
                     CORPORATION

                     By: /s/ Ruben S. Martin III
                     Ruben S. Martin III
                     President